SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2004

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive, 11th Floor

New Haven, Connecticut 06511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 401-3330

Item 7. Financial Statements and Exhibits.

(c) The following exhibits are furnished with this report:

Exhibit Number	Description

99.1	Press release of Registrant dated February 9, 2004.

99.2	“Business Excerpt” from the Registrant’s Offering Memorandum.

99.3	“Risk Factors Excerpt” from the Registrant’s Offering Memorandum.

Item 9. Regulation FD.

The information in this Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

On February 9, 2004, CuraGen Corporation (the “Registrant”) issued a press release announcing its intent to offer, subject to market and other condition, $75 million aggregate principal amount of convertible subordinated notes due 2011 in a private placement pursuant to Rule 144A under the Securities Act. The notes will bear interest, and will be convertible into shares of the Registrant’s common stock at a rate and price to be determined. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

In connection with the transaction described above, the Registrant disclosed certain information about its business in an Offering Memorandum (the “Business Excerpt”). The Registrant also disclosed certain information about risks that may affect it in the Offering Memorandum (the “Risk Factors Excerpt”). The Business Excerpt and the Risk Factors Excerpt have been furnished as Exhibits 99.2 and 99.3, respectively, to this Form 8-K, and are hereby incorporated by reference in their entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION

(Registrant)

Date: February 10, 2004

By: /s/    David M. Wurzer

Name: David M. Wurzer

Title:   Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are furnished with this report:

Exhibit Number	Description

99.1	Press Release dated February 9, 2004.

99.2	Business Excerpt from Offering Memorandum.

99.3	Risk Factors Excerpt from Offering Memorandum.